Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CytoDyn Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, $0.001 par value per share	457(o)
	Other	Warrants	457(o)
	Other	Subscription rights	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	(1)	457(o)			$100,000,000	0.00015310	$15,310.00
Total Offering Amounts						$100,000,000		$15,310.00
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$15,310.00

(1)

The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, warrants, subscription rights and/or units. There is also being registered hereunder such currently indeterminate number of shares of common stock as may be issued upon exercise of warrants or subscription rights registered hereby. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely for purposes of computing the registration fee. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to the registration statement of which this Exhibit 107 is a part exceed $100,000,000, inclusive of any exercise price thereof.